UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2010

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

 (Exact name of registrant as specified in its charter)

Delaware	001-34473	20-2533768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 110526 4101 Research Commons 79 T.W. Alexander Drive Research Triangle Park, North Carolina	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 316-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On June 6, 2010, Talecris Biotherapeutics Holdings Corp. (the “Company”) entered into an employment letter agreement with John M. Hanson, dated June 3, 2010 (the “Hanson Letter Agreement”), that amended certain terms of Mr. Hanson’s employment agreement, dated September 14, 2005, as amended and restated as of October 10, 2008.  Under the terms of the Hanson Letter Agreement, Mr. Hanson’s employment agreement was renewed, the term was extended through October 9, 2011, and Mr. Hanson’s annual base salary was confirmed at $425,000. Mr. Hanson is also eligible to receive an annual performance bonus with a target of 80% of his base salary with the actual amount to be determined by the Company’s compensation committee in accordance with the Company’s standard compensation plans and policies. The Hanson Letter Agreement also amends Section 5.4 of Mr. Hanson’s employment agreement to provide that he will continue to be entitled to receive certain severance payments if the contract lapses due to non-renewal by the Company.

On June 4, 2010, the Company entered into an employment letter agreement with John F. Gaither, Jr., dated June 3, 2010 (the “Gaither Letter Agreement”), that amended certain terms of Mr. Gaither’s employment agreement, dated September 5, 2006, as amended and restated as of September 5, 2008 and November 6, 2008.  Under the terms of the Gaither Letter Agreement, Mr. Gaither’s employment agreement was renewed, the term was extended through September 4, 2011, and Mr. Gaither’s annual base salary was confirmed at $400,000, effective as of the September 5, 2010 renewal date provided in the employment agreement. Mr. Gaither is also eligible to receive an annual performance bonus with a target of 75% of his base salary with the actual amount to be determined by the Company’s compensation committee in accordance with the Company’s standard compensation plans and policies. The Gaither Letter Agreement also amends Section 5.3.4 of Mr. Gaither’s employment agreement by providing that he will continue to be entitled to receive certain payments if his employment is terminated following a Change in Control (as defined in the employment agreement). Such payments were previously payable to Mr. Gaither only if the Change in Control occurred on or before the end of the First Renewal Term (as defined in the employment agreement). The Gaither Letter Agreement also amends Section 5.4 of Mr. Gaither’s employment agreement to provide that he will continue to be entitled to receive certain severance payments if the contract lapses due to non-renewal by the Company.

Copies of the Hanson Letter Agreement and the Gaither Letter Agreement are annexed to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1

Letter Agreement, effective as of June 6, 2010, amending the terms of a certain Employment Agreement, dated September 14, 2005, as subsequently amended and restated on October 10, 2008, by and between the Company and John M. Hanson.

10.2

Letter Agreement, effective as of June 4, 2010, amending the terms of a certain Employment Agreement, dated September 5, 2006, as subsequently amended and restated on September 5, 2008 and November 6, 2008, by and between the Company and John F. Gaither, Jr.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

By:	/s/ John F. Gaither, Jr.
Name: John F. Gaither, Jr.
Title: General Counsel

Date:     June 8, 2010

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EXHIBIT INDEX

No.	Description

10.1

Letter Agreement, effective as of June 6, 2010, amending the terms of a certain Employment Agreement, dated September 14, 2005, as subsequently amended and restated on October 10, 2008, by and between the Company and John M. Hanson.

10.2

Letter Agreement, effective as of June 4, 2010, amending the terms of a certain Employment Agreement, dated September 5, 2006, as subsequently amended and restated on September 5, 2008 and November 6, 2008, by and between the Company and John F. Gaither, Jr.

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